UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

KANBAY INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KANBAY INTERNATIONAL, INC.

6400 Shafer Court, Suite 100

Rosemont, Illinois  60018

May 1, 2006

Dear Kanbay Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Kanbay International, Inc. to be held at 8:30 a.m. local time on Tuesday, June 20, 2006, at the Hilton Garden Inn—Chicago O’Hare Airport, Lindbergh Meeting Room, 2930 South River Road, Des Plaines, Illinois 60018.

The purpose of the meeting is to consider and vote upon proposals to (i) elect two directors who have been nominated for election, (ii) ratify the appointment of our independent registered public accounting firm for 2006 and (iii) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. After reading the enclosed proxy statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented.

The board of directors and management appreciate your continued confidence in Kanbay, and look forward to seeing you at the annual meeting.

Sincerely,

RAYMOND J. SPENCER
Chairman and Chief Executive Officer

KANBAY INTERNATIONAL, INC.

6400 Shafer Court, Suite 100

Rosemont, Illinois  60018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 20, 2006

May 1, 2006

Dear Kanbay Stockholder:

We are notifying you that the annual meeting of stockholders of Kanbay International, Inc. will be held at 8:30 a.m. local time on Tuesday, June 20, 2006, at the Hilton Garden Inn—Chicago O’Hare Airport, Lindbergh Meeting Room, 2930 South River Road, Des Plaines, Illinois 60018 for the following purposes:

1.                To elect two directors, each for a term of three years.

2.                To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006.

3.                To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We also have enclosed a copy of our 2005 Annual Report. We are initially mailing this notice of annual meeting, the proxy statement and the enclosed proxy card to our stockholders on or about May 15, 2006.

Only stockholders of record at the close of business on April 26, 2006 are entitled to vote at the meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible or vote electronically through the Internet or by telephone. Your proxy can be withdrawn by you at any time before it is voted.

By order of the Board of Directors,

WILLIAM F. WEISSMAN
Executive Vice President, Chief Financial Officer and Secretary

Table of Contents

I.	ABOUT THE MEETING	1
	What is the purpose of the annual meeting?	1
	What are our voting recommendations?	1
	Who is entitled to vote?	1
	What constitutes a quorum?	1
	How do I vote?	2
	Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?	2
	What vote is required to approve each matter that comes before the meeting?	2
	What happens if additional proposals are presented at the meeting?	2
	Who will bear the costs of soliciting votes for the meeting?	2
II.	PROPOSALS TO BE VOTED ON	3
	Proposal 1—Election of Directors	3
	Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm	3
III.	BOARD OF DIRECTORS	3
	Board Structure and Composition	3
	Independent Directors	6
	Committees of the Board of Directors	6
	Code of Ethics	8
	Criteria for Nominating Directors	8
	Director Compensation	9
	Compensation Committee Interlocks and Insider Participation	10
IV.	STOCK OWNERSHIP	10
	Security Ownership of Certain Beneficial Owners and Management	10
	Section 16(a) Beneficial Ownership Reporting Compliance	12
V.	EXECUTIVE COMPENSATION	12
	Executive Officers	12
	Summary Compensation Table	14
	Option Grants in Last Fiscal Year	15
	Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	15
	Severance Agreements	15
	Stock Option Plan	15
	Stock Incentive Plan	16
	Global Leadership Bonus Plan	16
	Employee Stock Purchase Plan	16
	Adjoined Consulting LLC Incentive Compensation Plan	16
	401(k) Plan	17
	Report of the Compensation Committee on Executive Compensation	17
VI.	PERFORMANCE GRAPH	20
VII.	CERTAIN TRANSACTIONS	21
VIII.	FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT	21
	Fees Billed by Independent Registered Public Accounting Firm	21
	Report of the Audit Committee	22

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IX.	2007 ANNUAL MEETING OF STOCKHOLDERS	23
X.	“HOUSEHOLDING” OF PROXY MATERIALS	24
XI.	VOTING THROUGH THE INTERNET OR BY TELEPHONE	24

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KANBAY INTERNATIONAL, INC.

6400 Shafer Court, Suite 100
Rosemont, Illinois 60018

PROXY STATEMENT

The Board of Directors of Kanbay International, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held at 8:30 a.m. local time on Tuesday, June 20, 2006, at the Hilton Garden Inn—Chicago O’Hare Airport, Lindbergh Meeting Room, 2930 South River Road, Des Plaines, Illinois 60018, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy card to our stockholders on or about May 15, 2006.

I.   ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, including the election of two directors and the ratification of the selection of our independent registered public accounting firm.

What are our voting recommendations?

Our board of directors recommends that you vote your shares “FOR” the election of each of the nominees named below under “Proposal 1—Election of Directors” and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm discussed below under “Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm.”

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 26, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting, and at any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had 39,255,592 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote?

You may vote in person at the annual meeting or you may vote by proxy. You may vote by proxy by completing, signing, dating and mailing the enclosed proxy card or by telephone or through the Internet using the instructions set forth on the enclosed proxy card. The Internet and telephone voting system for stockholders of record will close at 11:59 p.m., Eastern Standard Time, on Monday, June 19, 2006. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted “FOR:”

•       the election of the two nominees named below under “Proposal 1—Election of Directors;” and

•       the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006 discussed below under “Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm.”

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

Director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon, meaning that the two nominees for director with the most votes will be elected. The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We will bear all costs of solicitation.

II.   PROPOSALS TO BE VOTED ON

Proposal 1—Election of Directors

Our board of directors is currently composed of seven directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number. The nominees for director this year are: Michael E. Mikolajczyk and Raymond J. Spencer. Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled “Board of Directors—Board Structure and Composition.”

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

Our board of directors recommends that you vote “FOR” the election of Michael E. Mikolajczyk and Raymond J. Spencer.

Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm

Ernst & Young LLP audited our financial statements for our fiscal years ended December 31, 2005 and 2004, and has been selected by the audit committee of our board of directors to audit our financial statements for our fiscal year ending December 31, 2006. A representative of Ernst & Young LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of independent registered public accounting firms. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

For information regarding audit and other fees billed by Ernst & Young LLP for services rendered with respect to fiscal years 2005 and 2004, see the section of this proxy statement entitled “Fees of Independent Registered Public Accounting Firm and Audit Committee Report—Fees Billed by Independent Registered Public Accounting Firm.”

Our board of directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

III.   BOARD OF DIRECTORS

Board Structure and Composition

Our board of directors is currently composed of seven directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number.

•       Michael E. Mikolajczyk and Raymond J. Spencer serve in the class with a term that expires on the date of the upcoming annual meeting of stockholders.

•       Donald R. Caldwell and Kenneth M. Harvey serve in the class with a term that expires on the date of the annual meeting of stockholders to be held in 2007.

•       Cyprian D’Souza, B. Douglas Morriss and Harry C. Gambill serve in the class with a term that expires on the date of the annual meeting of stockholders to be held in 2008.

Upon the expiration of the term of each class of directors, directors of that class may be re-elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of the board of directors.

Nominees for election at this meeting for terms expiring in 2009:

Raymond J. Spencer, 55, one of our founders and our first employee, has served as Chairman and Chief Executive Officer, or an equivalent position, since our inception in 1989. From 1970 to 1989, Mr. Spencer was employed by the Institute of Cultural Affairs (ICA), a not-for-profit development organization. At ICA, Mr. Spencer was the country head for India from 1970 to 1976 and was later involved in worldwide fundraising, government relations and investment operations. From 1984 to 1989, Mr. Spencer served as Chairman of Lens International, Inc., a management consulting firm.

Michael E. Mikolajczyk, 54, has been a director since March 2004. Mr. Mikolajczyk was elected by our former preferred stockholders pursuant to our certificate of incorporation in effect prior to its amendment and restatement in connection with our initial public offering. Mr. Mikolajczyk co-founded DiamondCluster International, Inc. in April 1994 and has continuously served as a member of its board of directors. From April 1994 until his departure in August 2001, Mr. Mikolajczyk served DiamondCluster in a number of capacities, including Vice Chairman, President and Chief Financial and Administrative Officer. Since his departure from DiamondCluster until August 2004, Mr. Mikolajczyk was an independent consultant. Since September 2004, Mr. Mikolajczyk has served as managing director of Catalyst Capital Management, LLC, a private investment firm. Prior to Mr. Mikolajczyk’s service with DiamondCluster, Mr. Mikolajczyk held several senior financial and corporate development positions at MCI Telecommunications Corporation. Mr. Mikolajczyk currently serves on the boards of directors of Accume Partners, LLC, Rubicon Technology, Inc. and Illinois Technology Development Alliance.

Directors whose terms continue until 2007:

Donald R. Caldwell, 59, has been a director since August 1998. Mr. Caldwell was elected by our former preferred stockholders pursuant to our certificate of incorporation in effect prior to its amendment and restatement in connection with our initial public offering. Since April 1999, Mr. Caldwell has been Chairman and Chief Executive Officer of Cross Atlantic Capital Partners Inc., which manages five venture capital funds, including The Co-Investment Fund II, L.P., and Cross Atlantic Technology Fund II, L.P., which are both investors in Kanbay. From February 1996 to March 1999, Mr. Caldwell was President and Chief Operating Officer of Safeguard Scientifics, Inc. Mr. Caldwell currently serves on the boards of directors of DiamondCluster International, Inc., Quaker Chemical Corporation, Sealegs Corporation Ltd., Voxware, Inc., Haverford Trust Company, Brainspark plc, Mobile Cohesion Limited, Management Dynamics, Inc., Rubicon Technology, Inc. and the Committee on Economic Development. Mr. Caldwell is also the Chairman of the Pennsylvania Academy of the Fine Arts and the Arts & Business Council of Greater Philadelphia and the Vice Chairman of the Greater Philadelphia Tourism Marketing Corporation.

Kenneth M. Harvey, 45, has been a director since September 2000. Mr. Harvey was elected pursuant to voting rights granted to Household Investment Funding, Inc., an affiliate of Household International, under our Second Amended and Restated Stockholders’ Agreement which terminated in connection with our initial public offering. Mr. Harvey was appointed Group Chief Information Officer of HSBC Holdings plc, the ultimate parent company of Household Investment Funding, Inc., on October 31, 2003. Mr. Harvey served as Group Executive—Chief Information Officer of Household International from July 2002 to October 31, 2003 and as Managing Director—Chief Information Officer of Household International from 1999 to July 2002. See “Certain Transactions” for additional information.

Nominees whose terms continue until 2008:

Cyprian D’Souza, 50, has served as a director since 1995 and as Executive Director—Kanbay India since November 2005. Mr. D’Souza also held the position of Chief People Officer from 1995 to November 2005. Mr. D’Souza joined Kanbay in 1993 as the Joint Managing Director of our Indian subsidiary. In 1995, he led the development of our offshore delivery center in Pune, India. Prior to joining us, Mr. D’Souza was employed by the Institute of Cultural Affairs (ICA), a not-for-profit development organization. When he left ICA in 1989, he was a member of the Executive Council of ICA and was responsible for governance, strategy and operations. In 1989, Mr. D’Souza started an independent consulting firm focused on organizational transformation, with clients that included Morgan Stanley, Dupont, KPMG Peat Marwick, the TATA group of companies, Pepsi and Kanbay. Mr. D’Souza previously served on various boards of the JK Group (India) of companies and currently serves as a director of the Mercedes Benz Education Academy.

B. Douglas Morriss, 43, has been a director since December 2003. Since January 1999, Mr. Morriss has served as Chairman and Chief Executive Officer of Morriss Holdings Inc., a family holding company, and several other private investments and family controlled private equity holdings. In addition, Mr. Morriss is Chairman of Acartha Group and a general partner of both Hela Capital Partners, Gryphon Investments I and II and the various funds that these companies manage. From 1998 to 2000, Mr. Morriss was the managing member of MIC Aircraft, LLC, an entity involved in aircraft operations. He was replaced as managing member in 2000. Within two years following Mr. Morriss’ departure, MIC Aircraft, LLC filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Mr. Morriss serves on the boards of directors of LoBue Holdings, Inc., LoBue Associates, Inc., Multiplus Finance S.A., Plus Funds Group, X.Eye, Inc., UGO Networks, Eskye, Inc., Cirqit Corp. and Campus Door.

Harry C. Gambill, 60, has been a director since March 2005. Since April 1992, Mr. Gambill has served as the Chief Executive Officer/President of Trans Union LLC, a company engaged in the business of providing consumer credit reporting services, analytic models and real estate settlement services. Mr. Gambill joined Trans Union in 1985 as Vice President/General Manager of the Chicago Division. Mr. Gambill was a past Chairman of the Consumer Data Industry Association and a former Director of Damian Services Corp., a temporary staffing technology company. Mr. Gambill currently serves on the board of directors of Acxiom Corporation. Mr. Gambill holds degrees in business administration and economics from Arkansas State University and is a member of the ASU Business School Advisory Board.

Independent Directors

The board of directors has determined that four of our seven directors, Messrs. Caldwell, Mikolajczyk, Morriss and Gambill, are “independent directors” as defined in Rule 4200 of the Nasdaq Marketplace Rules and as defined in applicable rules by the Securities and Exchange Commission (SEC).

Our independent directors hold meetings in executive session, at which only independent directors are present. Stockholders and third parties may communicate with our independent directors through the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 6400 Shafer Court, Suite 100, Rosemont, Illinois 60018.

Committees of the Board of Directors

Our board of directors has four standing committees: an audit committee, compensation committee, executive committee and nominating and corporate governance committee. During 2005, the board of directors held five meetings and took action by written consent once. None of our directors attended fewer than 80% of all the meetings of the board and those committees on which he served during 2005. Stockholders and third parties may communicate with our board of directors through the Chairman of the Board, c/o the Secretary of our company at our offices at 6400 Shafer Court, Suite 100, Rosemont, Illinois 60018.

Audit Committee.   Our audit committee consists of Messrs. Caldwell, Mikolajczyk and Morriss. Mr. Mikolajczyk serves as the chairman of our audit committee. The audit committee oversees our financial reporting processes and reviews and recommends internal accounting and financial controls, accounting principles and auditing practices to be employed in the preparation and review of our financial statements. The audit committee selects the independent registered public accounting firms to audit our annual financial statements and approves the scope of and plans for the audit to be undertaken by such accountants. The audit committee pre-approves the audit services and permissible non-audit services to be performed by such accountants and may take appropriate actions to ensure the independence of such accountants. The audit committee is also responsible for approving related party transactions. Our board of directors has determined that each member of our audit committee meets the independence requirements under the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market, Inc. and the rules and regulations of the SEC. Mr. Mikolajczyk is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

The audit committee operates under a written charter, a current copy of which is available on our website, www.kanbay.com. The audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. The audit committee met twelve times during 2005 and took action by written consent once. The audit committee has met four times since the year end with respect to the audit of our fiscal year 2005 financial statements and related matters.

Compensation Committee.   Our compensation committee consists of Messrs. Caldwell, Harvey and Mikolajczyk. Mr. Caldwell serves as the chairman of our compensation committee. The compensation committee reviews and recommends policies, practices and procedures relating to the compensation of our chief executive officer, senior management team and directors and the establishment and administration of any new incentive compensation plans. The compensation committee has the authority to administer our stock option plan, stock incentive plan and employee stock purchase plan and make policy recommendations from time to time with respect to our benefit plans. Our board of directors has determined that each of Messrs. Caldwell and Mikolajczyk is (1) “independent” under the applicable requirements of the Nasdaq National Market, (2) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Mr. Harvey is an “outside director” within the meaning of

Section 162(m) of the Internal Revenue Code, but he is not a “non-employee” director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and does not meet the independence requirements of the Nasdaq National Market due to his position with HSBC Holdings plc, our largest client and the ultimate parent company of our largest stockholder, Household Investment Funding, Inc. However, our board of directors unanimously appointed Mr. Harvey to serve on the compensation committee under the “exceptional and limited circumstances” exception provided by the Nasdaq Marketplace Rules because (a) he is not a current officer of ours or a family member of an officer or employee and (b) his service on the compensation committee is required by the best interests of us and our stockholders.

The compensation committee operates under a written charter, a current copy of which is available on our website, www.kanbay.com. The compensation committee met four times and took action by written consent once during 2005. The compensation committee has met once in March 2006 and determined that no bonuses will be paid pursuant to our 2005 Global Leadership Bonus Plan.

Nominating and Corporate Governance Committee.   Our nominating and corporate governance committee consists of Messrs. Gambill, Harvey and Morriss. Mr. Gambill serves as the chairman of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors with its responsibilities regarding:

•       the identification of individuals qualified to become board members;

•       the selection of the director nominees for the next annual meeting of stockholders;

•       the selection of director candidates to fill any vacancies on the board of directors;

•       the performance, composition, duties and responsibilities of the board and the committees of the board;

•       succession planning for the chief executive officer; and

•       the operation of the board with respect to corporate governance matters.

Our board of directors has determined that each of  Messrs. Gambill and Morriss is (1) “independent” under the applicable requirements of the Nasdaq National Market, (2) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Mr. Harvey is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, but he is not a “non-employee” director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and does not meet the independence requirements under the Nasdaq Marketplace Rules due to his position with HSBC Holdings plc, our largest client and the ultimate parent company of our largest stockholder, Household Investment Funding, Inc. However, our board of directors unanimously appointed Mr. Harvey to serve on the nominating and corporate governance committee under the “exceptional and limited circumstances” exception provided by the Nasdaq Marketplace Rules because (a) he is not a current officer of ours or a family member of an officer or employee and (b) his service on the nominating and corporate governance committee is required by the best interests of us and our stockholders.

The nominating and corporate governance committee operates under a written charter, a current copy of which is available on our website, www.kanbay.com. The nominating and corporate governance committee met twice during 2005.

Our independent directors acted in conjunction with our nominating and corporate governance committee to approve and recommend the nomination of Messrs. Spencer and Mikolajczyk as the director nominees to the board of directors because our nominating and corporate governance committee is not composed entirely of independent directors.

Executive Committee.   Our executive committee consists of Messrs. Caldwell and Spencer. Mr. Spencer serves as the chairman of our executive committee. The executive committee has the power to manage our business and affairs to the extent delegated to it by the board of directors, including, but not limited to:

•       borrowing money and issuing bonds, notes and other obligations and evidences of indebtedness;

•       determining questions of general policy with regard to our business;

•       making recommendations as to the declaration of dividends;

•       investing our funds in the purchase, acquisition, selling and disposing of stocks, bonds and other securities;

•       appointing agents; and

•       supervising our financial affairs.

Code of Ethics

We have established a Conflict of Interest and Business Ethics Policy that applies to our officers, directors and employees. We have also established a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and Controller. Current copies of the Conflict of Interest and Business Ethics Policy and the Code of Ethics for Senior Financial Officers are available on our website, www.kanbay.com.

Criteria for Nominating Directors

The nominating and corporate governance committee of our board of directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, international, public company, academic or regulatory experience, financial expertise, diversity, current employment and other board memberships, and whether the candidate will be independent under the listing standards of the Nasdaq National Market.

In 2005, the committee did not pay a fee to any third party to assist in the process of identifying or evaluating potential director candidates. However, we may pay a fee to a third party to identify or evaluate potential director nominees in the future if the need arises.

We have not received director candidate recommendations from any of our stockholders. Any recommendations received by stockholders will be evaluated by the committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated.

Our by-laws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the by-laws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our Secretary at our offices at 6400 Shafer Court, Suite 100, Rosemont, Illinois  60018.

To be timely, a stockholder nomination for a director to be elected at our annual meeting must be received at our principal executive offices not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, except that, if the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

Director Compensation

In 2005, non-employee directors were compensated pursuant to our Outside Director Compensation Plan, which provides that each of our non-employee directors who chairs a committee receives an annual retainer of $15,000, and each of our other non-employee directors receives an annual retainer of $10,000.

Each non-employee director receives a fee of $2,000 for each board meeting attended. Each non-employee director also receives a $500 fee for attending a committee meeting by telephone when such meeting lasts less than four hours. In addition, each non-employee director who attends a committee meeting in person or participates via telephone in a meeting that lasts for over four hours receives a fee of $1,000. However, if a non-employee director attends a committee meeting that occurs on the same day as a board meeting, or attends two or more committee meetings in person on the same day, then the director receives a fee of $500 for each additional meeting attended.

Non-employee directors are reimbursed for their expenses incurred in attending meetings. We may offer each non-employee director the opportunity to defer all or any portion of the annual retainer and/or meeting fees.

Pursuant to the Outside Director Compensation Plan, our non-employee directors may receive discretionary options to purchase shares of our common stock each year according to the terms of our Stock Incentive Plan.  All options granted to non-employee directors will be granted with an exercise price equal to the fair market value of the common stock on the date of the grant and will generally vest in annual installments over three years as long as the non-employee director’s service continues.

In June 2005, each of Messrs. Caldwell, Gambill, Harvey, Mikolajczyk and Morriss, our non-employee directors, received options to purchase 9,314 shares of common stock under our Stock Incentive Plan at an exercise price equal to $23.88. In March 2005, Mr. Gambill also received options to purchase 37,254 shares of common stock under our Stock Incentive Plan at an exercise price equal to $20.17 in connection with his appointment to our board of directors. The options granted to our non-employee directors vest in annual installments over a period of three years as long as the non-employee directors’ service continues.

Compensation Committee Interlocks and Insider Participation

During 2005, the compensation committee was composed of Messrs. Caldwell, Harvey and Mikolajczyk. None of Messrs. Caldwell, Harvey or Mikolajczyk serves, or has at any time served, as an officer or employee of us or any of our subsidiaries. None of our executive officers has served as a member of the compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our compensation committee.

Kenneth M. Harvey, one of the members of our compensation committee, is Group Chief Information Officer for HSBC Holdings plc, which is our largest client and the ultimate parent company of our largest stockholder, Household Investment Funding, Inc. During 2005, HSBC Holdings plc and its affiliates made payments to us and our subsidiaries for services representing approximately 53.1% of our revenues for 2005. As of December 31, 2005, our accounts receivable from HSBC Holdings plc and its affiliates represented approximately 48.0% of our net accounts receivable. Under our consulting agreement with HSBC Holdings plc, we perform a broad range of information systems services for various business units within the HSBC Group. We have agreed, and may in the future agree, to charge discounted rates for certain engagements under this agreement. These discounts have historically varied based on the type and size of our engagements. For example, we have discounted, and may in the future discount, our rates on larger engagements as compared to comparable engagements of a smaller size. We believe that the rates, terms and provisions contained in this agreement are comparable to those that we could have obtained through negotiations with an unrelated party.

IV.   STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2005 (except as indicated below) by:

•       all persons known by us to own beneficially 5% or more of our outstanding common stock;

•       each of our directors and director nominees;

•       each of the named executive officers listed in the “Executive Compensation—Summary Compensation Table” section of this proxy statement; and

•       all of our directors, director nominees and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Name and Address	Number of Shares Beneficially Owned(1)		Approximate Percent of Class(1)
CERTAIN BENEFICIAL OWNERS:
Household Investment Funding, Inc.	5,128,304	(2)	12.9%
2700 Sanders Road
Prospect Heights, IL 60070
The Co-Investment Fund II, L.P.	1,971,290	(3)	5.0%
5 Radnor Corporate Center, Suite 555
100 Matsonford Road
Radnor, PA 19087
FMR Corp.	2,509,317	(4)	6.4%
82 Devonshire Street
Boston, MA 02109

William Blair & Company, L.L.C.	2,216,925	(4)	5.6%
222 W. Adams Street
Chicago, IL 60606
Wasatch Advisors, Inc.	2,982,840	(4)	7.6%
150 Social Hall Ave.
Salt Lake City, UT 84111
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS:
Raymond J. Spencer	1,888,566	(5)	4.8%
William F. Weissman	212,338		*
Jean A. Cholka	256,298		*
Cyprian D’Souza	403,675		1.0%
Roy K. Stansbury	232,475		*
Donald R. Caldwell	2,396,824	(6)	6.1%
Kenneth M. Harvey	12,418	(7)	*
B. Douglas Morriss	824,206	(8)	2.1%
Michael E. Mikolajczyk	29,718		*
Harry C. Gambill	—		*
All directors, director nominees and executive officers as a group (13 persons)	6,391,642		16.3%

*                    = less than 1%

(1)          “Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2005 are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The number of shares beneficially owned is determined as of December 31, 2005, and the percentages are based upon 39,132,340 shares of our common stock outstanding as of March 10, 2006.

(2)          Based on Schedule 13G dated February 14, 2005 and filed with the Securities and Exchange Commission.

(3)          Based on Schedule 13G dated February 14, 2006 and filed with the Securities Exchange Commission. The voting and investment power as to the shares held by The Co-Investment Fund II, L.P. is shared among the members of an investment committee that consists of employees of Cross Atlantic Capital Partners, Inc. Donald R. Caldwell, one of our directors, is a member of the investment committee. Consequently, Mr. Caldwell shares voting and investment power as to the shares with the other members of the investment committee.

(4)          Based on Schedule 13G dated February 14, 2006 and filed with the Securities Exchange Commission.

(5)   Based on Schedule 13G dated February 14, 2006 and filed with the Securities Exchange Commission.

(6)          Based on Schedule 13G dated February 14, 2006 and filed with the Securities Exchange Commission. Includes 1,971,290 shares of common stock held by The Co-Investment Fund II, L.P., 341,422 shares of common stock held by Cross Atlantic Technology Fund II, L.P., 6,500 shares of common stock held by Cross Atlantic Capital Partners, Inc. and options to purchase 77,612 shares of common stock held by Mr. Caldwell. The voting and investment power as to the shares held by The Co-Investment Fund, L.P. and Cross Atlantic Technology Fund II, L.P. is shared among the members of two separate investment committees that consist of employees of Cross Atlantic Capital Partners, Inc. Mr. Caldwell is a member of each investment committee. Consequently, Mr. Caldwell shares voting and investment power as to these shares with the other members of the investment committees. Mr. Caldwell is the Chairman and sole shareholder of Cross Atlantic Capital Partners, Inc.

(7)          Excludes the shares of common stock held by Household Investment Funding, Inc. Mr. Harvey is Group Chief Information Officer for HSBC Holdings plc, the ultimate parent company of Household Investment Funding, Inc., but does not have voting or dispositive power as to these shares.

(8)          Based on Schedule 13G dated March 10, 2006 and filed with the Securities and Exchange Commission.  The B. Douglas Morriss Irrevocable Trust held 824,206 shares of common stock. Douglas Morriss may be deemed to have voting and investment power as to the shares held by the B. Douglas Morriss Irrevocable Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all reports filed by our directors and executive officers under Section 16(a) were timely made except for the following: a sale of 20,000 shares of common stock by B. Douglas Morriss on February 10, 2005, a sale of 7,770 shares of common stock by Shiraz Patel on March 10, 2005 and a disposition of 219,430 shares of common stock by B. Douglas Morriss on April 5, 2005.

V.   EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position(s)
Raymond J. Spencer	55	Chairman and Chief Executive Officer
William F. Weissman	47	Executive Vice President, Chief Financial Officer and Secretary
Jean A. Cholka	48	Chief People Officer
Cyprian D’Souza	50	Executive Director—Kanbay India
Roy K. Stansbury	54	Executive Vice President—Global Client Services
Aparna U. Katre	43	Executive Vice President—Global Business Innovation
Laurence M. Gordon	45	Executive Vice President—Global Sales and Marketing
Kenneth M. Coppins	53	Executive Vice President—World Class Solutions
Rodney J. Rogers	40	Senior Managing Director

Raymond J. Spencer, see the section of this proxy statement entitled “Board of Directors—Board Structure and Composition.”

William F. Weissman joined us in 1995 as Vice President and Chief Financial Officer. Mr. Weissman has been responsible for our finance, legal and administration functions since 2000 and has served as Secretary since August 2000. Mr. Weissman held similar senior positions in, and served as a Manager of, Kanbay LLC (our immediate predecessor company) from December 1997 to August 2000. Since January 2005, Mr. Weissman has served as Executive Vice President, Chief Financial Officer and Secretary and is now also responsible for Investor Relations and IT.

Jean A. Cholka joined us in January 1999 as Vice President—Human Resources and served as Vice President—Delivery from October 2000 to April 2001, President—Kanbay North America from April 2001 to January 2003,Vice President—Global Client Management from January 2003 to January 2005 and Executive Vice President—Marketing, Sales and Strategy from January 2005 to November 2005. Since November 2005, Ms. Cholka has served as Chief People Officer.

Cyprian D’Souza, see the section of this proxy statement entitled “Board of Directors—Board Structure and Composition.”

Roy K. Stansbury joined us in 1994 as Executive Vice President and was responsible for our North American delivery organization from January 1998 to August 2000. Mr. Stansbury has managed our relationships with HSBC and Morgan Stanley since September 2000 and in January 2005 assumed the role of Executive Vice President—Global HSBC Services. In March 2006, Mr. Stansbury was appointed Executive Vice President—Global Client Services. Prior to joining us, Mr. Stansbury was employed by Dupont Asia Pacific from 1986 to 1994, where he was responsible for high-performance work systems.

Aparna U. Katre joined us in 1996 as Projects Manager and served as General Manager—Delivery from 1998 to 2000. Ms. Katre served as Vice President and Chief Process Officer from April 2001 to December 2004. Since January 2005, Ms. Katre has served as Executive Vice President—Global Business Innovation.

Laurence M. Gordon joined us in November 2005 as Executive Vice President—Global Sales and Marketing. Prior to joining us, Mr. Gordon served as Vice President of Global Marketing at Cognizant Technology Solutions from 1999 to 2005.

Kenneth M. Coppins joined us in November 2005 as Executive Vice President—World Class Solutions. Prior to joining us, Mr. Coppins was a founding member and Managing Director at Answerthink, Inc., and a former Managing Partner at KPMG where he was responsible for World Class IT and Northeast Management Consulting.

Rodney J. Rogers joined us in March 2006 as Senior Managing Director in connection with our acquisition of Adjoined Consulting, Inc., a technology and outsourcing firm based in Miami, Florida. Prior to joining us, Mr. Rogers was Chairman and Chief Executive Officer of Adjoined from 2000 to 2006.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our chief executive officer and each of our four most highly compensated other executive officers for the fiscal years ended December 31, 2005, 2004 and 2003. These individuals are referred to as our “named executive officers” elsewhere in this proxy statement.

				Long Term
				Compensation
				Awards
		Annual Compensation		Securities Underlying	All Other
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Options (#)	Compensation ($)
Raymond J. Spencer	2005	425,000	—	—	5,912	(1)
Chairman and Chief Executive	2004	425,000	340,000	186,270	14,009	(1)
Officer	2003	425,000	212,500	—	15,070	(1)
William F. Weissman	2005	250,000	—	—	5,912	(2)
Executive Vice President, Chief	2004	238,493	150,000	139,703	5,548	(2)
Financial Officer and Secretary	2003	197,000	103,000	—	5,073	(2)
Jean A. Cholka	2005	231,750	—	—	5,894	(3)
Chief People Officer	2004	229,985	148,320	139,703	5,548	(3)
	2003	225,000	90,000	—	4,940	(3)
Cyprian D’Souza	2005	266,139	—	—	—
Executive Director—	2004	230,000	95,564	139,703	—
Kanbay India	2003	218,000	109,000	—	—
Roy K. Stansbury	2005	240,000	—	—	3,672	(4)
Executive Vice President—	2004	174,584	322,270	111,762	3,424	(4)
Global Client Services	2003	170,800	278,702	—	3,177	(4)

(1)          Consists of the payment of life insurance premiums of $312, $348 and $348, supplemental life insurance premiums of $0, $8,461 and $9,922 and matching 401(k) contributions of $5,600, $5,200 and $4,800 in the fiscal years ended December 31, 2005, 2004 and 2003, respectively.

(2)          Consists of the payment of life insurance premiums of $312, $348 and $348 and matching 401(k) contributions of $5,600, $5,200 and $4,725 in the fiscal years ended December 31, 2005, 2004 and 2003, respectively.

(3)          Consists of the payment of life insurance premiums of $312, $348 and $348 and matching 401(k) contributions of $5,582, $5,200 and $4,725 in the fiscal years ended December 31, 2005, 2004 and 2003, respectively.

(4)          Consists of the payment of life insurance premiums of $312, $304 and $297 and matching 401(k) contributions of $3,360, $3,120 and $2,880 in the fiscal years ended December 31, 2005, 2004 and 2003, respectively.

Option Grants in Last Fiscal Year

We did not grant any stock options to our named executive officers during 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding the value of stock options exercised during 2005 and the value of unexercised stock options held as of December 31, 2005 by each of our named executive officers.

			Number of Securities Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2005 (#)		December 31, 2005 ($)(1)
	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Raymond J. Spencer	—	—	439,729	212,216	4,825,854	1,502,063
William F. Weissman	—	—	158,242	103,282	1,619,302	431,806
Jean A. Cholka	—	—	202,202	103,282	2,244,698	431,806
Cyprian D’Souza	—	—	202,055	103,282	2,225,059	431,806
Roy K. Stansbury	—	—	137,839	93,136	1,618,575	358,044

(1)          This column indicates the aggregate amount by which the market value of our common stock on December 31, 2005 exceeded the options’ exercise price, based on the closing per share sales price of our common stock on the Nasdaq National Market on December 30, 2005 of $15.89.

Severance Agreements

In July 2004, we entered into severance agreements with Mr. Spencer, Mr. Weissman, Ms. Cholka and Mr. D’Souza. The severance agreements are designed to retain the dedication of these executives and reduce distractions by providing them with severance benefits in the event of certain terminations of employment. Under the severance agreements, when the termination of employment occurs in connection with a “change in control” (as defined in the severance agreement), each of these executives is entitled to severance benefits if the executive voluntarily terminates his or her employment only with “good reason” (as defined in the severance agreement) within 18 months after the change in control. These executives are also entitled to severance if we terminate the executive’s employment without “cause” (as defined in the severance agreement), whether or not a change of control has occurred. In the case of Mr. Spencer, he is also entitled to severance benefits if he terminates his employment with good reason at any time. In addition, in the event any of these executives are subject to an excise tax under the Internal Revenue Code for receiving these severance benefits, we will pay the executive an additional amount so that the executive is placed in the same after-tax position with respect to the severance benefits as if this excise tax were not imposed.

The severance benefits under the severance agreements include a cash severance payment, continued health insurance for a set period of time and immediate vesting of all stock options granted under our stock option plan and stock incentive plan. For the executives other than Mr. Spencer, the cash severance payment equals one and one-half times the sum of the executive’s base salary and target bonus, and health insurance is continued for 18 months. For Mr. Spencer, the cash severance payment equals two times the sum of Mr. Spencer’s base salary and target bonus, and health insurance is continued for 24 months.

Stock Option Plan

The Kanbay International 1998 Non-Qualified Option Plan was originally adopted in November 1998 and renamed in August 2000. Although options remain outstanding pursuant to this plan, no future options may be granted under this plan. No stock options have been granted to employees under this plan since the establishment of our 2000 stock option plan. As of December 31, 2005, non-qualified options to purchase 2,407,285 shares of common stock were outstanding under our Non-Qualified Option Plan.

Stock Incentive Plan

Historically, we maintained a 2000 stock option plan under which we have granted stock options to certain of our employees, directors and consultants. We adopted and our stockholders approved our Stock Incentive Plan in June 2004. Our Stock Incentive Plan amended and restated our 2000 stock option plan, effective upon the closing of our initial public offering on July 27, 2004. As of December 31, 2005, options to purchase 4,023,870 shares of common stock were outstanding under our Stock Incentive Plan. Our Stock Incentive Plan permits awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares. In addition, our Stock Incentive Plan provides an opportunity for the deferral of salary and bonuses into restricted stock units and the deferral of gains or payments due upon the vesting or exercise of awards under our stock incentive plan.

In March 2005, Harry C. Gambill received options to purchase 37,254 shares of common stock at an exercise price equal to $20.17 under our Stock Incentive Plan in connection with his appointment to our board of directors. In June 2005, our non-employee directors each received options to purchase 9,314 shares of common stock at an exercise price equal to $23.88 under our Stock Incentive Plan. The options granted to the non-employee directors vest in annual installments over a period of three years as long as the non-employee directors’ service continues.

Global Leadership Bonus Plans

No bonuses were paid to our executive officers under our 2005 Global Leadership Bonus Plan, as the performance targets were not achieved during 2005.

In March 2006, we approved the 2006 Global Leadership Bonus Plan. Pursuant to the 2006 Global Leadership Bonus Plan, our executive officers are eligible to receive bonus awards in an amount equal to a specified percentage of his or her annual base salary upon the achievement of certain performance targets. These performance targets include the achievement of certain net profit, related and non-related third party revenue and retention objectives. Our compensation committee has the discretion to pay part or all of the performance bonus to the executive officers in shares of our common stock.

Employee Stock Purchase Plan

We adopted and our stockholders approved our Employee Stock Purchase Plan in June 2004. The plan became effective on January 1, 2005. The plan is designed to allow eligible employees to purchase shares of our common stock at a discount, at semi-annual intervals, with accumulated payroll deductions. We have reserved 500,000 shares of our common stock for issuance under the Employee Stock Purchase Plan. As of December 31, 2005, 17,373 shares of our common stock had been purchased under the plan.

Adjoined Consulting LLC Incentive Compensation Plan

In March 2006, we approved the Adjoined Consulting LLC Incentive Compensation Plan in connection with our acquisition of Adjoined Consulting, Inc. Pursuant to the plan, certain executives and management employees of Adjoined Consulting LLC, formerly Adjoined Consulting, Inc., are eligible to receive specified annual bonus awards based upon their continued employment for various terms ranging from one year to three years and the achievement of certain performance targets to be established annually by the compensation committee. The fiscal 2006 performance targets include the achievement of certain net profit, related and non-related third party revenue and retention objectives.

401(k) Plan

We have adopted a 401(k) retirement savings plan. All of our employees, other than non-resident alien employees with no income from U.S. sources, are eligible to participate in the plan on the first day of the calendar quarter after attaining age 21. An eligible employee may elect to make pretax salary deferral contributions to the plan of up to 15% of his or her total annual compensation. We may make matching contributions on behalf of each participant who makes pretax salary deferral contributions.

In 2005, Mr. Spencer, Mr. Weissman, Ms. Cholka and Mr. Stansbury each received matching contributions in the 401(k) Plan based on 2005 contributions in the amounts of $5,600, $5,600, $5,582 and $3,360, respectively. In 2004, Mr. Spencer, Mr. Weissman, Ms. Cholka and Mr. Stansbury each received matching contributions in the 401(k) Plan based on 2004 contributions in the amounts of $5,200, $5,200, $5,200 and $3,120, respectively. In 2003, Mr. Spencer, Mr. Weissman, Ms. Cholka and Mr. Stansbury received matching contributions in the 401(k) Plan based on 2003 contributions in the amounts of $4,800, $4,725, $4,725 and $2,880, respectively.

Report of the Compensation Committee on Executive Compensation

The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

Our compensation committee is composed of three directors of our board of directors, Messrs. Caldwell, Mikolajczyk and Harvey. Each of Messrs. Caldwell and Mikolajczyk is (1) “independent” under the applicable requirements of the Nasdaq National Market, (2) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Mr. Harvey is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, but he is not a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and does not meet the independence requirements under the Nasdaq Marketplace Rules due to his position with HSBC Holdings plc, our largest client and the ultimate parent company of our largest stockholder, Household Investment Funding, Inc. Our board of directors unanimously appointed Mr. Harvey to serve on the compensation committee under the “exceptional and limited circumstances” exception provided by the Nasdaq Marketplace Rules because (a) he is not a current officer of ours or a family member of an officer or employee and (b) his service on the compensation committee is required by the best interests of us and our stockholders.

The compensation committee is responsible for approving our executive compensation philosophy and reviewing with our board of directors our executive compensation structure. Set forth below in full is the Report of the Compensation Committee regarding compensation earned by our executive officers for 2005. For 2005, our independent directors acted in conjunction with the compensation committee with respect to the compensation of our executive officers because the compensation committee was not composed entirely of independent directors.

Compensation Philosophy

Our executive compensation philosophy is to optimize our profitability and growth through compensation and incentives that are consistent with our objectives and that link the interests of our executive officers with our stockholders. Our executive compensation is intended to provide value to our executive officers based on our performance versus revenue and profit targets and other financial measures, our long-term financial performance and our total return to stockholders. Our philosophy is also intended to enhance our ability to motivate, attract and retain the services of executive officers that make significant contributions to our success and to allow those executive officers to share in such success. The philosophy is designed to provide executive officers with competitive compensation that maintains a balance between cash and stock compensation and provides compensation tied to both annual and long-term performance, as well as the creation of stockholder value.

Components of Executive Compensation

Salary.   The annual salary for each executive officer was reviewed and, in certain cases, increased at levels consistent with increases in the annual salaries generally awarded to other comparably performing peer executives. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of his or her sustained performance against his or her individual job responsibilities, including the impact of such performance on our business and financial results, and based on changes in responsibilities or any other unusual circumstances. Based on our review, we determined that base pay for a number of our executive officers already met competitive levels and required no adjustment in fiscal 2005. We approved salary increases in certain cases where appropriate.

Cash Bonuses.   In March 2005, we approved the 2005 Global Leadership Bonus Plan pursuant to which our executive officers were eligible to receive cash bonus awards in an amount equal to a specified percentage of his or her annual base salary upon the achievement of certain performance targets, including the achievement of certain net profit, non-related party revenue and new business development objectives. The performance targets were not satisfied in fiscal 2005. Accordingly, our executive officers, including the CEO, did not receive cash bonus awards in 2005.

Long-Term Compensation.   We believe a significant portion of compensation for our executive officers should be linked to increases in stockholder value derived from appreciation in our common stock price.  In connection with our initial public offering in July 2004, our executive officers received long-term compensation under our Stock Incentive Plan.  We believe that this long-term compensation was significant, and for fiscal year 2005 their personal wealth was tied directly to the creation of stockholder value.  Accordingly, we did not award these executive officers with additional long-term compensation under our Stock Incentive Plan in 2005.  However, two new executive officers joined our management team in 2005.  We awarded these executive officers with long-term compensation under our Stock Incentive Plan in the form of stock options and restricted stock.   The awards will only provide significant value to these executive officers if they perform in accordance with our expectations and the price of our common stock appreciates from its price on the date these executive officers were hired.  These awards vest in 25% annual installments over four years.

CEO Compensation

The compensation committee reviewed the corporate goals and objectives relevant to Mr. Spencer’s compensation and approved the compensation for Mr. Spencer in 2005. In determining Mr. Spencer’s compensation for 2005, the committee considered our performance based on certain financial measures, the value of similar awards to chief executive officers of comparable companies, the awards given to Mr. Spencer in past years and other appropriate factors.

For the fiscal year ended December 31, 2005, Mr. Spencer received an annual salary of $425,000. Mr. Spencer received other compensation in the form of payment of life insurance and supplemental life insurance premiums and 401(k) matching contributions. Mr. Spencer did not receive a cash bonus award or any other long-term compensation in fiscal 2005. As our Chief Executive Officer, Mr. Spencer is focused on building long-term success, and as a significant stockholder, his personal wealth is tied directly to the creation of stockholder value. In our view, Mr. Spencer’s total compensation for 2005 properly reflected our performance and his performance.

Section 162(m) Compliance

The committee has carefully considered Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Company’s executive officers. The Committee believes it is in the Company’s best interests and that of its stockholders to comply with the requirements of Section 162(m), but the committee intends to preserve the flexibility to reward executives consistent with the Company’s pay philosophy for each compensation element. It is the committee’s intention that grants of stock options and incentive awards made pursuant to the Stock Incentive Plan comply with the requirements of Section 162(m). The committee believes the Company is not at risk of losing a deduction under Section 162(m) in 2005 because no individual covered by the law received compensation in excess of $1 million for 2005.

Respectfully submitted by the Compensation Committee,

Donald R. Caldwell, Chairman
Michael E. Mikolajczyk
Kenneth M. Harvey

VI.   PERFORMANCE GRAPH

The following graph illustrates the cumulative total stockholder return on our common stock during the period from July 22, 2004, which is the date our common stock was initially listed on the Nasdaq National Market, through December 31, 2005 and compares it with the cumulative total return on the NASDAQ Composite Index and a Peer Group Index consisting of Infosys Technologies Ltd., Covansys Corporation, Cognizant Technology Solutions Corporation, Syntel Inc. and Wipro Ltd. The comparison assumes $100 was invested on July 22, 2004 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

Dollar Value of $100 Invested on July 22, 2004

	July 22, 2004	Sept. 30, 2004	Dec. 31, 2004	Mar. 31, 2005	June 30, 2005	Sept. 30, 2005	Dec. 30, 2005
Kanbay International, Inc.	100.00	139.87	205.92	134.61	152.04	123.68	104.54
Nasdaq Composite Index	100.00	100.78	115.16	106.72	110.44	115.38	118.64
Peer Group Index	100.00	121.96	152.65	148.19	154.27	153.87	172.03

VII.   CERTAIN TRANSACTIONS

Kenneth M. Harvey, one of our directors, is Group Chief Information Officer for HSBC Holdings plc. During 2005, HSBC Holdings plc and its affiliates made payments to us and our subsidiaries for services representing approximately 53.1% of our gross revenues for 2005. As of December 31, 2005, our accounts receivable from HSBC Holdings plc and its affiliates represented approximately 48.0% of our net accounts receivable. Under our consulting agreement with HSBC Holdings plc, we perform a broad range of information systems services for various business units within the HSBC Group. We have agreed, and may in the future agree, to charge discounted rates for certain engagements under this agreement. These discounts have historically varied based on the type and size of our engagements. For example, we have discounted, and may in the future discount, our rates on larger engagements as compared to comparable engagements of a smaller size. We believe that the rates, terms and provisions contained in this agreement are comparable to those that we could have obtained through negotiations with an unrelated party.

In June 2005, our Indian subsidiary, Kanbay Software (India) Private Limited, entered into a foreign exchange master agreement with the Hongkong and Shanghai Banking Corporation Limited in India to provide a foreign exchange facility of approximately $11.1 million (500 million rupees) to hedge our trade related foreign exchange exposure. In September 2005, the Hongkong and Shanghai Banking Corporation Limited in India agreed to provide certain letters of credit and guarantees to Kanbay Software (India) Private Limited of up to approximately $885,000 (40 million rupees) to assist in the facilitation of imports. The Hongkong and Shanghai Banking Corporation Limited is an affiliate of HSBC Holdings plc, which together with its other affiliates, made payments to us and our subsidiaries for services representing approximately 53.1% of our gross revenues for 2005. We believe that the rates, terms and provisions contained in these agreements are comparable to those that we could have obtained through negotiations with an unrelated party.

In April 2006, we entered into an amendment to our credit agreement with certain financial institutions, as lenders, and LaSalle Bank National Association, as administrative agent for such lenders. In connection with the amendment, HSBC Bank USA, National Association became a lender and the syndication agent under the terms of the credit agreement. HSBC Bank USA, National Association is an affiliate of HSBC Holdings plc, which together with its other affiliates, made payments to us and our subsidiaries for services representing approximately 53.1% of our gross revenue for 2005. We believe the rates, terms and provisions contained in the credit agreement, as amended, are comparable to those that we could have obtained through negotiations with an unrelated party.

Daryl Spencer, the brother of Raymond J. Spencer, our Chairman and Chief Executive Officer, was hired by one of our subsidiaries on January 3, 2005. Daryl Spencer has an annual salary of approximately $73,000 and was granted options to purchase 3,500 shares of common stock with an exercise price of $30.23 per share in connection with his employment.

Harry C. Gambill, one of our directors, is the President and Chief Executive Officer of TransUnion LLC. On December 28, 2004, we entered into a services agreement with TransUnion, pursuant to which TransUnion made payments to us totaling approximately $1,546,401 for certain consulting services provided in 2005. We believe the rates, terms and provisions contained in the services agreement are comparable to those that we could have obtained through negotiations with other third parties.

VIII.   FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Registered Public Accounting Firm

The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the audit committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the audit committee pursuant to this delegated authority, if any, must be reported at the next meeting of the audit committee.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the audit committee determines otherwise, the term for any service pre-approved by the audit committee is twelve months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any service that exceeds these cost limits requires specific approval by the audit committee. The audit committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations.

The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Fees	Fiscal Year Ended December 31, 2005 ($)	Fiscal Year Ended December 31, 2004 ($)
Audit Fees(1)	1,352,893	1,382,835
Audit-Related Fees(2)	32,651	86,449
Tax Fees(3)	246,953	183,552
All Other Fees(4)	1,500	2,500
Total	1,633,997	1,655,336

(1)          Audit Fees include fees billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, the review of the Form S-1 registration statements filed in connection with our initial public offering and secondary public offering on July 22, 2004 and December 8, 2004, respectively, and other related services that are normally provided in connection with statutory and regulatory filings.

(2)          Audit-Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our annual consolidated financial statements and not reported under “Audit Fees,” including statutory audits of certain foreign entities not performed in connection with the audit of our annual consolidated financial statements.

(3)          Tax Fees include fees for services performed related to tax compliance, tax advice and tax planning, including assistance regarding expatriate taxes.

(4)          All Other Fees include fees for the annual subscription to the online accounting information service provided by Ernst & Young LLP.

During fiscal years 2005 and 2004, the audit committee pre-approved 100% of all audit, audit-related, tax and other services provided to us by Ernst & Young LLP in accordance with the pre-approval policy described above.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The audit committee is currently composed of Messrs. Caldwell, Mikolajczyk and Morriss. Our board of directors has determined that each member of the committee meets the independence requirements under the listing standards of the Nasdaq National Market, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The committee operates under a written charter that was adopted by our board of directors.

The committee oversees our accounting and financial reporting process on behalf of our board of directors. Management has the primary responsibility for the preparation of our financial statements and the disclosure and financial reporting process, including establishing a system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and Ernst & Young LLP, our independent registered public accounting firm, the audited financial statements as of and for the year ended December 31, 2005. Ernst & Young LLP is responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.

The committee has discussed and reviewed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other things, matters related to the conduct of the audit of our financial statements. The committee has also received from Ernst & Young LLP the written disclosures and letters describing the relationships between Ernst & Young LLP and us that might bear on the independence of Ernst & Young LLP consistent with and required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with Ernst & Young LLP its independence.

In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The committee and our board of directors also have recommended, subject to stockholder approval, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2006.

Respectfully submitted by the Audit Committee,

Michael E. Mikolajczyk, Chairman
Donald R. Caldwell
B. Douglas Morriss

IX.   2007 ANNUAL MEETING OF STOCKHOLDERS

We expect that our 2007 annual meeting of stockholders will be held within 30 days of June 20, 2007, which will be the one-year anniversary of the upcoming annual meeting. As a result, proposals of stockholders intended for inclusion in the proxy statement for our 2007 annual meeting of stockholders must be received by our Secretary at our offices at 6400 Shafer Court, Suite 100, Rosemont, Illinois 60018, by April 21, 2007. If a stockholder intends to present a proposal at the 2007 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our by-laws. These provisions require that such proposal must be received by our Secretary at 6400 Shafer Court, Suite 100, Rosemont, Illinois 60018, not earlier than March 22, 2007 and not later than April 21, 2007. Subject to certain exceptions set forth in our by-laws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

X.                                       “HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an effected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, Attention: Shareholder Relations.

XI.   VOTING THROUGH THE INTERNET OR BY TELEPHONE

Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Our stockholders may vote by proxy telephonically by calling, toll free, 1-800-690-6903, or may vote through the Internet at the following address on the World Wide Web: www.proxyvote.com.

KANBAY INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 20, 2006

The Hilton Garden Inn - Chicago O’Hare Airport, Lindbergh Meeting Room, 2930 South River Road,
Des Plaines, Illinois 60018

8:30 a.m. (local time)

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

KANBAY INTERNATIONAL, INC.

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KANBAY INTERNATIONAL, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 20, 2006 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints William F. Weissman and Robert A. Williams, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Kanbay International, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. local time on Tuesday, June 20, 2006 at the Hilton Garden Inn - Chicago O’Hare Airport, Lindbergh Meeting Room, 2930 South River Road, Des Plaines, Illinois 60018, and at any postponement(s) or adjournment(s) thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Address Changes/Comments:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

KANBAY INTERNATIONAL, INC.

6400 SHAFER COURT

ROSEMONT, IL  60018

You may vote your proxy by using any of the following three methods:

VOTE BY INTERNET - www.proxyvote.com

•                  Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m., Eastern Standard Time, on Monday, June 19, 2006.

•                  Please have the proxy card available and follow the instructions to obtain your records and create an electronic ballot.

VOTE BY PHONE - 1-800-690-6903

•                  Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Standard Time, on Monday, June 19, 2006.

•                  Please have the proxy card available and follow the instructions the automated voice provides you.

VOTE BY MAIL

•                  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kanbay International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY  11717.

Your telephone or internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed, dated and returned your proxy card.

In order to assist us in preparing for the Annual Meeting, please indicate in Item 3 whether you plan to attend the Annual Meeting.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

•                  If you would like to reduce the costs incurred by Kanbay International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

KANBAY INTERNATIONAL, INC.

The Board of Directors Recommends a Vote “FOR” Proposal 1.

		FOR	WITHHOLD	FOR ALL
		ALL	ALL	EXCEPT

1.	Election of directors:	☐	☐	☐

	Nominees:	Raymond J. Spencer
Michael E. Mikolajczyk

*Instruction:  To withhold authority to vote for any

director nominee(s), mark “For All Except” and

write that nominee’s name in the space provided below:

The Board of Directors Recommends a Vote “FOR” Proposal 2.

		FOR	AGAINST	ABSTAIN
2.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2006:	☐	☐	☐

		YES	NO
3.	Do you plan to attend the Annual Meeting?	☐	☐

PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Signature(s) in Box
Please sign this proxy exactly as your name appears on the proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, limited liability company or other similar entity, please sign in such entity’s name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date